Exhibit 99.1

Casa Systems Announces Execution of Transaction Support Agreement to Extend Term Loan B (“TLB”) Debt Maturity to December 2027, with Additional Debt Paydown and Further Favorable De-Levering

Results in significant maturity runway to continue to execute on growth strategy, operational enhancements, and strategic initiatives

Represents ~ 60% of Aggregate Principal Amount of Current TLB Debt Outstanding

Expectation that the Transaction will be Consummated in mid-June 2023 with additional participation by other TLB Lenders

ANDOVER, Mass., May 9, 2023 – Casa Systems, Inc. (NASDAQ: CASA) (“Casa” or “the Company”), a leading provider of cloud-native software and physical broadband technology solutions for access, cable, and cloud, today announced it entered into a Transaction Support Agreement (the “TSA”) with an ad hoc committee of lenders (the “Consenting Lenders”) representing approximately 60% of the approximately $223 million in aggregate principal amount of the Company’s Term Loan B Senior Secured debt now outstanding (the “2023 TLB Debt”).

The TSA provides for, among other things, the extension of the current maturity of the 2023 TLB Debt held by the Consenting Lenders (approximately $133.9 million), with maturity scheduled for December 2027, allowing the Company to execute on its previously announced growth strategy, implement operational efficiencies, and execute on strategic initiatives. The Consenting Lenders agreed, subject to certain terms and conditions set forth in the TSA, to exchange approximately $133.9 million of their existing 2023 TLB Debt for a newly issued super-priority term loan B (the “2027 TLB Debt”). The TSA also provides that other holders of the existing 2023 TLB Debt that did not initially sign the TSA may execute a joinder to the TSA under certain conditions. Any such other holder that executes a joinder will be required, subject to the same terms and conditions, to exchange its 2023 TLB Debt for such 2027 TLB Debt.

Simultaneously with the closing of the transactions contemplated by the TSA, the Company intends to pay down the 2027 TLB Debt principal held by the Consenting Lenders by $40.0 million using available cash on hand. The transactions contemplated by the TSA are subject to closing conditions and achieving certain participation thresholds as set forth therein. Additionally, please see the Company’s Current Report on Form 8-K that was filed today with the Securities and Exchange Commission with respect to the TSA and the 2027 TLB Debt, including for additional information regarding the economics, covenants, and conditions applicable thereto.

“We are grateful for the support we received from our 2023 TLB Debt holders,” said Edward Durkin, Casa Systems’ Chief Financial Officer and Interim Chief Executive Officer. “We believe the Consenting Lenders’ support for the TSA demonstrates the financial community’s confidence in our operating plans and the resiliency of our business. Our market leading product portfolios for access, cable, and cloud are as robust as ever, with consistently strong customer demand across all market segments. After the closing of the refinancing described in the TSA, we will have significantly extended the maturity date of our 2023 TLB Debt which we believe will allow us the time and flexibility to continue with our efforts to significantly enhance stockholder value, by executing on our previously announced cash-and-capital efficient growth plans and our plans to further de-lever.”

The consummation of the transactions contemplated by the TSA will be conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and completion of satisfactory due diligence by the Consenting Lenders. The transactions contemplated by the TSA may not be completed as contemplated, or at all. If the Company is unable to complete this transaction or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected. This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Sidley Austin LLP is serving as legal counsel to the Company in connection with the transactions contemplated by the TSA. JPMorgan Chase Bank, N.A. is serving as lead arranger for such transactions and is represented by Simpson Thacher & Bartlett LLP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the potential future consummation of the transactions contemplated by the TSA, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “are optimistic,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to satisfy the conditions described in the TSA and to consummate the transactions contemplated thereby; (2) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the lingering effects of the COVID-19 pandemic; (3) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (4) the concentration of a substantial portion of our revenue in certain customers; (5) fluctuations in our revenue due to timing of large orders and seasonality; (6) the length and lack of predictability of our sales cycle; (7) any difficulties we may face in expanding our platform into the wireless market; (8) any failure to maintain the synergies we have realized from our acquisition of NetComm; (9) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; (10) our ability to effectively transition our chief executive officer role; and (11) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa

Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:
IR Contacts
Dennis Daly
Casa Systems
978-688-6706 ext. 6310
investorrelations@casa-systems.com

or

Mike Cummings or Jackie Marcus
Alpha IR Group
617-466-9257
investorrelations@casa-systems.com

Source: Casa Systems